UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2008 (February 25, 2008)

Gevity HR, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 TOWN CENTER PARKWAY BRADENTON, FL	34202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (941) 741-4300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 26, 2008, Gevity HR, Inc. (the "Company") issued a press release announcing its fourth quarter and annual financial results for the year ended December 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.

After completion of a comprehensive strategic review of its non co-employed offering, Gevity Edge Select™, on February 25, 2008 the Board of Directors of the Company (the "Board") approved a plan to discontinue Gevity Edge Select™ effective immediately. The Company will be working closely with its existing non co-employed clients to provide a smooth transition to either its core Gevity Edge™ PEO offering or an alternative service provider. The discontinuation of Gevity Edge Select is intended to allow the Company’s management to focus on growth of the Company's core PEO business.

The Company plans to continue to operate the platform maintained in its service facility in Charlotte, North Carolina for an interim period to allow affected non co-employed clients to either transition to its core Gevity Edge offering or an alternative service provider. The Company intends to complete this transition and close its service facility in Charlotte, North Carolina no later than June 30, 2008. Approximately, 30 jobs will be eliminated in both the Company’s service center in Charlotte, North Carolina and its branch office in Atlanta, Georgia. The Company expects to take a pre-tax charge in the range of $4.5 to $5.5 million in the first half of 2008 related to the write off of assets associated with Gevity Edge Select as well as the accrual of other exist costs including appropriate severance arrangements.

Item 2.06. Material Impairments.

On February 25, 2008, the Company's management determined, in consultation with the Board, that a charge for impairment was required under relevant accounting principles with respect to the Company’s valuation of goodwill, intangibles and fixed assets associated with the Company's February 2007 acquisition of HRAmerica's client portfolio and service platform. The Company will record a non-cash charge of $8.5 million, or $0.22 per diluted share, in the fourth quarter of 2007 related to the impairment of goodwill, intangibles and fixed assets associated with the acquisition.

Item 8.01. Other Events.

At its February 20, 2008 meeting of the Board declared a dividend of $0.05 per share on outstanding shares of common stock, $0.01 par value per share, of the Company, payable on April 30, 2008, to holders of the common stock of the Company of record on April 15, 2008.

The information in this Current Report on Form 8-K and the Exhibit furnished herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 26, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevity HR, Inc. (Registrant)
February 26, 2008 (Date)	/s/ EDWIN E. HIGHTOWER, JR. Edwin E. Hightower, Jr. Vice President and General Counsel

Exhibit Index
99.1	Press release dated February 26, 2008